UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a -101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material under §240.14a-12

DITECH NETWORKS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐ Fee paid previously with preliminary materials.
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The following materials were first used by Ditech Networks, Inc. on September 18, 2012, (Pacific Time) in discussing the proposed transaction referred to in the material below with its employees, customers, investors and/or vendors and Ditech Networks may use these materials in the future for similar purposes:

Hi [VQA customer name],

[personalized opening to customer account]

I’m also writing to share some exciting news.  Today, Nuance announced a definitive agreement to acquire Ditech Networks.  Ditech’s voice technologies, including the company’s VQA voice processing solutions will further enhance Nuance’s portfolio of mobile and enterprise voice offerings.

Voice is becoming increasingly integrated as part of our day-to-day mobile experiences and as such, consumers expect seamless, high-quality voice interactions that simply work anytime and anywhere.  Through this acquisition, Ditech’s portfolio of voice technologies will help Nuance to continue its pace-setting innovations for carriers, consumers and enterprises across an array of products and services.

The two companies will operate independently until the transaction closes, which is expected to occur in late 2012, but remains subject to shareholder approval.  Please refer to the press release for more detail: http://finance.yahoo.com/news/nuance-acquire-ditech-networks-120000700.html.

If you have questions or would like to speak with me or a member of the executive team about this news, please let me know.

Thanks,

[signature/contact information of person sending]

Additional Information and Where to Find It.

In connection with the proposed transaction, Ditech Networks will be filing documents with the SEC, including preliminary and definitive proxy statements relating to the proposed transaction.  The definitive proxy statement will be mailed to Ditech Networks stockholders in connection with the proposed transaction.  INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PRELIMINARY AND DEFINITIVE PROXY STATEMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.  Investors and security holders may obtain free copies of these documents (when they are available) and other related documents filed with the SEC at the SEC’s web site at www.sec.gov, on Ditech Networks’ website at www.ditechnetworks.com and by contacting Ditech Networks Investor Relations at (408) 883-3682.

Ditech Networks, Nuance and their respective directors and executive officers may be deemed participants in the solicitation of proxies from the stockholders of Ditech Networks in connection with the proposed transaction.  Information regarding the special interests of Ditech Networks’ directors and executive officers in the proposed transaction will be included in the proxy statement described above.  These documents are available free of charge at the SEC’s web site at www.sec.gov and from Ditech Networks Investor Relations as described above. Information about Nuance’s directors and executive officers can be found in Nuance’s definitive proxy statement filed with the SEC on December 15, 2011. You can obtain a free copy of this document at the SEC’s website at www.sec.gov or by accessing Nuance’s website at www.nuance.com and clicking on the “Investor Relations” link and then clicking on the “SEC Filings” link.

Forward-Looking Statements

Statements above regarding the anticipated losing date of the transaction between Nuance and Ditech Networks, and the expected benefits to Nuance and its customers of the transaction, constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward looking statements, including: the transaction is subject to closing conditions that if not met or waived would cause the transaction not to close; the ability of Nuance to successfully integrate Ditech Networks’ operations, product offerings and employees; the ability to realize anticipated synergies and cost savings; the failure to retain customers and/or key employees; and the other factors described in Nuance’s Annual Report on Form 10-K for the fiscal year ended September 30, 2011, and other filings with the U.S. Securities and Exchange Commission. Ditech Networks and Nuance disclaim any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this press release.